Exhibit 99.1

Castle Biosciences Reports Third Quarter 2024 Results

Q3 2024 revenue increased 39% over Q3 2023 to $86 million
Q3 2024 total test reports increased 41% over Q3 2023
Raising full-year 2024 revenue guidance to $320-330 million from $275-300 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas - Nov. 4, 2024--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the third quarter and nine months ended September 30, 2024.

“We are thrilled with our third quarter performance, which reflects the continued success of our growth initiatives and the dedication of our team,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “We believe these outstanding third quarter results demonstrate the strength of our business model and the trust our patients and clinicians place in us. Moreover, we are especially proud of our operating results, which show our ability to translate growth into profitability. This performance is a testament to our team's hard work – that is, the people who call Castle home – and our focus on creating value for our patients, clinicians and stockholders.

“Our third quarter results were strong across our therapeutic areas, with significant test adoption growth for our core products, which we believe was driven in part by expanded clinical evidence supporting their use. We were particularly excited about the recent publication of a new study which confirmed the use of DecisionDx®-SCC in identifying which patients with high-risk cutaneous squamous cell carcinoma (SCC) will have a low or high likelihood of benefiting from adjuvant radiation therapy (ART). Importantly, this was the second study this year to demonstrate this utility of our test, as well as the second largest study ever published that evaluates the effectiveness of ART in SCC. Another DecisionDx-SCC related publication from earlier this year, Arron et al., was the largest study to date evaluating the effectiveness of ART in SCC.

“Looking forward, we are encouraged by the strength of our execution and the fundamentals of our business. As such, we are raising our full-year 2024 total revenue guidance to $320-330 million, up from the previously provided guidance of $275-300 million, following our strong year-to-date performance and continued momentum in our business."

Third Quarter Ended September 30, 2024, Financial and Operational Highlights
•Revenues were $85.8 million, a 39% increase compared to $61.5 million in the third quarter of 2023. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the quarter were $0.6 million of net negative revenue adjustments, compared to $0.9 million of net positive revenue adjustments for the same period in 2023.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $86.3 million, a 42% increase compared to $60.6 million for the same period in 2023.
•Delivered 26,010 total test reports in the third quarter of 2024, an increase of 41% compared to 18,409 in the same period of 2023:
◦DecisionDx®-Melanoma test reports delivered in the quarter were 9,367, compared to 8,559 in the third quarter of 2023, an increase of 9%.
◦DecisionDx-SCC test reports delivered in the quarter were 4,195, compared to 2,820 in the third quarter of 2023, an increase of 49%.
◦MyPath® Melanoma test reports delivered in the quarter were 933, compared to 1,011 in the third quarter of 2023, a decrease of 8%.

◦TissueCypher® Barrett’s Esophagus test reports delivered in the quarter were 6,073, compared to 2,829 in the third quarter of 2023, an increase of 115%.
◦IDgenetix® test reports delivered in the quarter were 5,045, compared to 2,791 in the third quarter of 2023, an increase of 81%.
◦DecisionDx®-UM test reports delivered in the quarter were 397, compared to 399 in the third quarter of 2023.
•Gross margin was 79%, and Adjusted Gross Margin was 82%, compared to 78% and 81%, respectively, for the same periods in 2023.
•Net cash provided by operations was $23.3 million, compared to $5.0 million for the same period in 2023.
•Net income, which includes non-cash stock-based compensation expense of $13.0 million, was $2.3 million, compared to a net loss of $(6.9) million for the same period in 2023.
•Adjusted EBITDA was $21.6 million, compared to $6.6 million for the same period in 2023.

Nine Months Ended September 30, 2024, Financial and Operational Highlights
•Revenues were $245.8 million, a 60% increase compared to $153.7 million during the same period in 2023. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the nine months ended September 30, 2024, were $1.3 million of net negative revenue adjustments, compared to $3.1 million of net negative revenue adjustments for the same period in 2023.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $247.1 million, a 58% increase compared to $156.8 million for the same period in 2023.
•Delivered 72,000 total test reports in the nine months ended September 30, 2024, an increase of 44% compared to 50,145 in the same period of 2023:
◦DecisionDx-Melanoma test reports delivered in the nine months ended September 30, 2024, were 27,336, compared to 24,739 for the same period in 2023, an increase of 10%.
◦DecisionDx-SCC test reports delivered in the nine months ended September 30, 2024, were 12,049, compared to 7,912 for the same period in 2023, an increase of 52%.
◦MyPath Melanoma test reports delivered in the nine months ended September 30, 2024, were 3,030, compared to 2,944 for the same period in 2023, an increase of 3%.
◦TissueCypher Barrett’s Esophagus test reports delivered in the nine months ended September 30, 2024, were 14,284, compared to 5,659 for the same period in 2023, an increase of 152%.
◦IDgenetix test reports delivered in the nine months ended September 30, 2024, were 14,026, compared to 7,622 for the same period in 2023, an increase of 84%.
◦DecisionDx-UM test reports delivered in the nine months ended September 30, 2024, were 1,275, compared to 1,269 for the same period in 2023.
•Gross margin for the nine months ended September 30, 2024, was 79%, and Adjusted Gross Margin was 82%.
•Net cash provided by operations was $40.5 million, compared to $24.2 million net cash used in operations for the same period in 2023.
•Net income for the nine months ended September 30, 2024, which includes non-cash stock-based compensation expense of $38.9 million, was $8.7 million, compared to a net loss of $(54.9) million for the same period in 2023.
•Adjusted EBITDA for the nine months ended September 30, 2024, was $53.7 million, compared to $(13.8) million for the same period in 2023.
Cash, Cash Equivalents and Marketable Investment Securities
As of September 30, 2024, the Company’s cash, cash equivalents and marketable investment securities totaled $279.8 million.
2024 Outlook
Based upon revenue generated through September 30, 2024, the Company is increasing its guidance for anticipated total revenue in 2024 to between $320-330 million, compared to the previously provided guidance of between $275-300 million.

Third Quarter and Recent Accomplishments and Highlights
Dermatology
•DecisionDx-SCC: The Company presented new data demonstrating the DecisionDx-SCC test provided more precise risk stratification than Brigham and Women's Hospital (BWH) staging alone to guide intensified treatment for immune suppressed patients with high-risk SCC. Specifically, the data demonstrated the ability of DecisionDx-SCC to provide clinically impactful risk stratification in high-risk SCC patient sub-populations (i.e., patients with suppressed immune systems in this study) to guide potential treatment intensification, such as ART. In the study, patients with lower-stage BWH T1-T2a SCC tumors were further stratified into distinct groups of those with more favorable and less favorable survival by the DecisionDx-SCC test, including in the T2a immunosuppressed patient subset which showed a higher rate of metastasis. See the Company’s news release from September 27, 2024, for more information.
•DecisionDx-SCC: The Company also announced the publication of a new study, Ruiz et al., confirming use of the DecisionDx-SCC test to guide patient selection and decision-making related to the use of ART in patients with high-risk SCC based on the ability of the test to identify patients likely to benefit from treatment. This is the second study to demonstrate the ability of DecisionDx-SCC to identify patients who are either more likely or less likely to benefit from ART, confirmed in an independent cohort of high-risk SCC patients. The first was demonstrated in a study by Arron et al. published in May 2024. See the Company’s news release from September 5, 2024, and the published paper for more information.
•DecisionDx-Melanoma: The Company presented new data from a prospective, multicenter CONNECTION study that indicated using DecisionDx-Melanoma test results to guide sentinel lymph node biopsy (SLNB) decisions in patients with T1 melanoma tumors could have reduced the number of unnecessary biopsies by up to 64%, which, in turn, could have reduced procedure-related complications and health care costs. Specifically, data from this study showed that DecisionDx-Melanoma can identify patients with T1 tumors with a low risk of sentinel lymph node (SLN) positivity who can safely forgo SLNB (negative predictive value of 98.4%), while maintaining very high survival rates in low-risk patients who did not have an SLNB (three-year recurrence free survival rate of 99.5%). See the Company’s news release from October 20, 2024, for more information.
•DecisionDx-Melanoma: The Company announced the publication of a new independent study further demonstrating that the DecisionDx-Melanoma test can precisely predict risk of SLN positivity to help guide risk-aligned SLNB decisions, potentially reducing the number of unnecessary procedures and increasing the SLNB positivity yield if the procedure is performed. Specifically, data from this study showed that DecisionDx-Melanoma can identify patients with a low risk of SLN positivity who can safely forgo SLNB (negative predictive value of 100.0%). The results of this study demonstrate that DecisionDx-Melanoma can allow for more precise and personalized management of melanoma patients, improving patient selection for the SLNB surgical procedure and reducing unnecessary procedures and their associated healthcare costs. See the Company’s news release from September 11, 2024, and the published paper for more information.
Gastroenterology
•The Company shared new data supporting the ability of the TissueCypher Barrett’s Esophagus test to independently predict risk of progression to esophageal cancer in patients with Barrett’s esophagus (BE) at the American Foregut Society (AFS) 2024 Annual Meeting in Denver. The data showed that TissueCypher alone outperformed all prediction models that combine TissueCypher results with clinicopathologic risk factors, along with a second study that demonstrated that TissueCypher significantly influenced physician management decisions for patients with non-dysplastic BE and enabled risk-aligned clinical management, such as endoscopic eradication therapy for patients identified as high or intermediate risk and long-interval surveillance for patients identified as low-risk for progression to high grade dysplasia or esophageal adenocarcinoma. See the Company’s news release from September 23, 2024, for more information.
Corporate
•The Company announced that Kristen Oelschlager, R.N., Castle’s chief operating officer, was named the 2024 Jon W. McGarity Arizona Bioscience Leader of the Year. The award, presented by the Arizona Bioindustry Association, recognized Oelschlager for her outstanding leadership that has contributed significantly to the progression of the bioscience industry in Arizona. See the Company’s news release from September 16, 2024, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Monday, November 4, 2024, at 4:30 p.m. Eastern time to discuss its third quarter 2024 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/435529710 or via the webcast link on the Investor Relations page of the Company’s website,
https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until November 25, 2024.

To access the live conference call via phone, please dial 833 470 1428 from the United States, or +1 404 975 4839 internationally, at least 10 minutes prior to the start of the call, using the conference ID 652870.

There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net income (loss): interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, change in fair value of contingent consideration and acquisition related transaction costs.

We use Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin or net income (loss) reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, Barrett’s esophagus, mental health conditions and uveal melanoma. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to help guide systemic therapy selection for patients with moderate-to-severe, atopic dermatitis, psoriasis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, TissueCypher, IDgenetix, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: (i) our 2024 total revenue guidance of $320-330 million; (ii) our ability to translate growth into profitability; (iii) the ability of DecisionDx-SCC to (a) provide clinically impactful risk stratification in high-risk SCC patient sub-populations and (b) guide patient selection and decision-making related to the use of ART in patients with high-risk SCC; (iv) the ability of DecisionDx-Melanoma to allow for more precise and personalized management of melanoma patients; (v) the ability of the TissueCypher Barrett’s Esophagus test to independently predict risk of progression to esophageal cancer in patients with BE; and (vi) our ability to achieve near- and long-term success and the continued growth of our portfolio. The words “anticipate,” “can,” “could,” “expect,” “goal,” “may,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions, the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets and recession risks, supply chain disruptions, outbreaks of contagious diseases and geopolitical events (such as the ongoing Israel-Hamas War and Ukraine-Russia conflict), among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; actual application of our tests may not provide the aforementioned benefits to patients; our newer gastroenterology and mental health franchises may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
NET REVENUES	$85,782	$61,493	$245,758	$153,668
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible asset)	15,609	11,319	44,022	32,559
Research and development	12,323	12,923	40,268	40,624
Selling, general and administrative	50,499	44,619	150,082	136,062
Amortization of acquired intangible asset	2,272	2,272	6,766	6,742
Total operating expenses, net	80,703	71,133	241,138	215,987
Operating income (loss)	5,079	(9,640)	4,620	(62,319)
Interest income	3,404	2,769	9,544	7,504
Interest expense	(201)	(2)	(485)	(9)
Income (loss) before income taxes	8,282	(6,873)	13,679	(54,824)
Income tax expense	6,013	32	5,024	62
Net income (loss)	$2,269	$(6,905)	$8,655	$(54,886)

Earnings (loss) per share:
Basic	$0.08	$(0.26)	$0.31	$(2.05)
Diluted	$0.08	$(0.26)	$0.30	$(2.05)

Weighted-average shares outstanding:
Basic	27,840	26,834	27,659	26,725
Diluted	29,401	26,834	28,838	26,725

Stock-Based Compensation Expense
Stock-based compensation expense is included in the unaudited condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,464	$1,245	$4,179	$3,719
Research and development	2,345	2,682	7,611	7,755
Selling, general and administrative	9,218	9,116	27,091	27,943
Total stock-based compensation expense	$13,027	$13,043	$38,881	$39,417

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$2,269	$(6,905)	$8,655	$(54,886)
Other comprehensive income:
Net unrealized gain on marketable investment securities	645	73	337	310
Comprehensive income (loss)	$2,914	$(6,832)	$8,992	$(54,576)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	December 31, 2023
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$94,959	$98,841
Marketable investment securities	184,826	144,258
Accounts receivable, net	50,261	38,302
Inventory	6,572	7,942
Prepaid expenses and other current assets	8,154	6,292
Total current assets	344,772	295,635
Long-term accounts receivable, net	1,106	1,191
Property and equipment, net	44,383	25,433
Operating lease assets	11,904	12,306
Goodwill and other intangible assets, net	110,569	117,335
Other assets – long-term	1,831	1,440
Total assets	$514,565	$453,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,810	$10,268
Accrued compensation	27,672	28,945
Operating lease liabilities	1,745	1,137
Other accrued and current liabilities	8,068	7,317
Total current liabilities	44,295	47,667
Long-term debt	10,015	—
Noncurrent operating lease liabilities	14,691	14,173
Noncurrent finance lease liabilities	289	25
Deferred tax liability	4,220	206
Total liabilities	73,510	62,071
Stockholders’ Equity
Common stock	28	27
Additional paid-in capital	650,270	609,477
Accumulated deficit	(209,716)	(218,371)
Accumulated other comprehensive income	473	136
Total stockholders’ equity	441,055	391,269
Total liabilities, and stockholders’ equity	$514,565	$453,340

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	$8,655	$(54,886)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,229	9,106
Stock-based compensation expense	38,881	39,417
Deferred income taxes	3,708	13
Accretion of discounts on marketable investment securities	(5,072)	(3,851)
Other	208	284
Change in operating assets and liabilities:
Accounts receivable	(11,874)	(13,779)
Prepaid expenses and other current assets	(1,679)	(892)
Inventory	1,370	(1,789)
Operating lease assets	1,002	(590)
Other assets	(35)	(455)
Accounts payable	(3,802)	2,693
Operating lease liabilities	(863)	1,093
Accrued compensation	(1,273)	(1,953)
Other accrued and current liabilities	1,046	1,376
Net cash provided by (used in) operating activities	40,501	(24,213)

INVESTING ACTIVITIES
Purchases of property and equipment	(20,759)	(9,828)
Proceeds from sale of property and equipment	11	10
Purchases of marketable investment securities	(158,409)	(136,693)
Proceeds from maturities of marketable investment securities	123,250	138,000
Net cash used in investing activities	(55,907)	(8,511)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	1,644	197
Payment of employees’ taxes on vested restricted stock units	(2,383)	(1,119)
Proceeds from contributions to the employee stock purchase plan	2,334	2,027
Repayment of principal portion of finance lease liabilities	(71)	(106)
Proceeds from issuance of term debt	10,000	—
Net cash provided by financing activities	11,524	999

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,882)	(31,725)
Beginning of period	98,841	122,948
End of period	$94,959	$91,223

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenues and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(in thousands)
Adjusted revenues
Net revenues (GAAP)	$85,782	$61,493	$245,758	$153,668
Revenue associated with test reports delivered in prior periods	552	(883)	1,345	3,085
Adjusted revenues (Non-GAAP)	$86,334	$60,610	$247,103	$156,753

Adjusted gross margin
Gross margin (GAAP)[1]	$67,901	$47,902	$194,970	$114,367
Amortization of acquired intangible assets	2,272	2,272	6,766	6,742
Revenue associated with test reports delivered in prior periods	552	(883)	1,345	3,085
Adjusted gross margin (Non-GAAP)	$70,725	$49,291	$203,081	$124,194

Gross margin percentage (GAAP)[2]	79.2%	77.9%	79.3%	74.4%
Adjusted gross margin percentage (Non-GAAP)[3]	81.9%	81.3%	82.2%	79.2%

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenues (Non-GAAP).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(in thousands)
Adjusted EBITDA
Net income (loss)	$2,269	$(6,905)	$8,655	$(54,886)
Interest income	(3,404)	(2,769)	(9,544)	(7,504)
Interest expense	201	2	485	9
Income tax expense	6,013	32	5,024	62
Depreciation and amortization expense	3,541	3,174	10,229	9,106
Stock-based compensation expense	13,027	13,043	38,881	39,417
Adjusted EBITDA (Non-GAAP)	$21,647	$6,577	$53,730	$(13,796)